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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



    The Board of Directors
    Intellicell Corp.

    We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated May 14, 1999, relating to the financial statements, which appears in Intellicell Corp.'s Annual Report on Form 10-K/A No. 2 for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                /s/ Hollander, Lumer & Co. LLP

                                                Hollander, Lumer & Co. LLP




    Los Angeles, California
    November 22, 1999